SONIC JET PERFORMANCE, INC.
                      SERIES C CONVERTIBLE PREFERRED STOCK
                               PURCHASE AGREEMENT

         This Agreement is made as of December 27, 2001, by and between Sonic Jet Performance, Inc., a Colorado corporation (the "Company"), and eFund Capital Partners, LLC (the "Purchaser").

                                    RECITALS

         On the terms and conditions set forth herein, the Company desires to sell to the Purchaser, and the Purchaser desires to purchase from the Company, shares of the Company's Series C Convertible Preferred Stock (the "Series C Preferred Stock") which are convertible into shares of the Company's common stock (the "Common Stock"), on the terms and conditions set forth in the Certificate of Designation of Series C Convertible Preferred Stock in the form attached hereto as Exhibit A (the "Designation");

         NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   AGREEMENTS

                                    SECTION 1
                      AUTHORIZATION AND SALE OF THE SHARES

         1.1      Authorization of the Shares.

                  (a) The Company has authorized, or before the Closing (as defined in Section 2.1 below) will have authorized, a new series of preferred stock, designated as "Series C Convertible Preferred Stock", which shall have the rights, preferences and privileges provided for in the Designation.

                  (b) In addition, prior to the Closing, the Company shall have authorized the issuance and sale to the Purchaser of five (5) shares (the "Shares") of the Series C Preferred Stock, which shall have the rights, preferences and privileges provided for in the Designation.

         1.2 Sale of the Shares. Subject to the terms and conditions hereof, at the Closing, the Company will issue and sell the Shares to the Purchaser and the Purchaser will purchase such Shares from the Company for an aggregate purchase price of Fifty Thousand Dollars ($50,000) (the "Purchase Price"). The Common Stock issued or issuable upon conversion of the Shares is referred to as the "Conversion Stock." The Shares, the Conversion Stock and any other securities issued or issuable in respect of the Shares are sometimes collectively referred to herein as the "Securities."


                                    SECTION 2
                             CLOSING DATE; DELIVERY

         2.1 Closing Date. The closing date shall be the date upon which this Agreement is executed by the parties to this Agreement (the "Closing Date"), subject to the approval of this Agreement and the Designation, by the Company's board of directors which the Company shall use its best efforts to obtain by January 3, 2001.

         2.2 Delivery. On the Closing Date, the Company shall deliver to the Purchaser a certificate registered in the Purchaser's name and representing the Shares, against delivery to the Company of a check or wire transfer payable to the order of the Company in the amount of the Purchase Price. The Shares shall be delivered free of any claims, liens or encumbrances.


                                    SECTION 3
                     COMPANY REPRESENTATIONS AND WARRANTIES

         Except as disclosed in the Schedules attached hereto, the Company makes the following representations and warranties to the Purchaser:

         3.1 Organization and Standing. Each of the Company and its subsidiaries
(i) is a corporation duly organized and validly existing under the laws of its respective jurisdiction of incorporation and is in good standing as a domestic corporation under the laws of said state or country, (ii) has all requisite corporate power and authority to own and lease its properties and to conduct its business as presently conducted, and (iii) is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified does not and is not reasonably expected to (x) individually or in the aggregate, have a material adverse effect on the properties, business, results of operations, condition (financial or otherwise), affairs or prospects of the Company and its subsidiaries, taken as a whole, (y) interfere with or impair the Company's ability to perform its obligations under this Agreement, or (z) interfere with or prevent the consummation of any of the transactions contemplated by said instruments (any of the events set forth in clauses (x), (y) or (z), a "Material Adverse Effect").

         3.2 Corporate Power. The Company has all requisite legal and corporate power to execute and deliver this Agreement, to sell and issue the Shares, to issue the Conversion Stock issuable upon conversion of the Shares, and to carry out and perform its obligations under the terms of this Agreement and under the terms of all other agreements and other documents executed in connection herewith.

         3.3 Capitalization. The authorized capital stock of the Company upon the filing of the Designation with the Secretary of State of the State of Colorado will consist of (a) 100,000,000 shares of Common Stock of which 18,583,936 shares are issued and outstanding, and (b) 20,000,000 shares of Preferred Stock of which (i) 1,600 shares have been designated "Series A Convertible Preferred Stock", none of which are issued or outstanding; (ii) ten shares have been designated as "Series B Convertible Preferred Stock", all of which are issued and outstanding; and (iii) 100 shares which shall be designated as "Series C Convertible Preferred Stock", five (5) of which shall be issued and sold to the Purchaser at the Closing. All of the outstanding shares of Common Stock and Series B Stock have been, and all of the shares of Series C Preferred Stock when issued and sold, will be, validly issued, fully paid and non-assessable, and free of any liens or encumbrances. The Series C Preferred Stock shall have the rights, preferences, privileges and restrictions set forth in the Designation. Except as set forth in Schedule 3.3, no subscription, warrant, option or other right to purchase or acquire any shares of any class of capital stock of the Company or securities convertible into or exchangeable for such capital stock are outstanding. Except as set forth in Schedule 3.3, no securities of the Company have any anti-dilution rights, preemptive rights or rights of first refusal.

         3.4 Authorization. The execution, delivery and performance of this Agreement, and any other agreements related to this Agreement, by the Company have been properly and duly authorized by all requisite corporate action. In addition, all other actions taken by the Company in connection with the transactions contemplated by this Agreement were properly and duly authorized by all requisite corporate action. This Agreement and all documents and agreements executed in connection herewith, constitute valid and binding obligations of the Company. The issuance and sale of the Shares will not give rise to any preemptive rights or rights of first refusal on behalf of any person in existence on the date hereof.

         3.5 Conversion Stock. The Conversion Stock has been duly and validly reserved for issuance.

         3.6 Accuracy of Reports. All reports (the "SEC Reports") required to be filed by the Company during the period from January 1, 1999 to the date of this Agreement under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), have been duly filed, complied in all material respects with the Exchange Act and the requirements of their respective forms (as of their respective filing dates), were complete and correct in all material respects as of the dates at which the information was furnished, and none contains (as of their respective dates of filing) any untrue statement of a material fact nor omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances in which made, not misleading.

         3.7 Financial Statements and Changes. Since January 1, 1999, the financial statements of the Company included in the SEC Reports (the "Financial Statements") comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with U.S. generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows (or changes in financial position prior to the approval of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 95) for the periods then ending in accordance with GAAP (subject, in the case of the unaudited statements, to normal year end audit adjustments). Except as set forth in the filed SEC Reports, neither the Company nor any of its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of the Company and its consolidated subsidiaries or in the notes thereto and which could reasonably be expected to have a Material Adverse Effect.

         3.8 No Conflict. The provisions of each of this Agreement and the Designation do not constitute any violation, or conflict with or constitute a default under, any indenture, mortgage, deed of trust or other agreement, instrument, court order, judgment, decree, statute, rule or regulation (each a "Term" and collectively the "Terms") to which the Company or any of its subsidiaries is a party or by which it is bound. The execution, delivery and performance of and compliance with this Agreement, the issuance of the Securities pursuant to the terms hereof and the performance of the Company's obligations hereunder and thereunder (i) will not result in any violation or be in conflict with or constitute a default under any Term, (ii) will not result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or its subsidiaries pursuant to any such Term, and (iii) will not conflict with or violate any applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court having jurisdiction over the Company, any of its subsidiaries, or any of the Company's or subsidiaries' assets or properties, subject to such exceptions as would not have a Material Adverse Effect.

         3.9 Governmental Consents. No consent, approval or authorization of, or designation, declaration or filing with, any federal, state or foreign governmental authority is required on the part of the Company in connection with the valid execution and delivery of this Agreement, the offer, sale or the issuance of the Securities or the consummation of any other transaction contemplated hereby, except (i) the filing of the Designation in the office of the State of Colorado, and (ii) if required, qualifications or filings in connection with exemptions under any applicable state "blue sky" laws and Federal securities laws, which qualifications or exemptions, if required, will have been obtained and will be effective on the Closing Date, or will be obtained or filed after the Closing Date within the prescribed time in order to secure such exemptions or qualifications.

         3.10 Patents, Trademarks, Etc. The Company and its subsidiaries own or have the right, or prior to the Closing will own or have the right, to use all patents, trademarks, service marks, trade names, copyrights, licenses and rights necessary to their business as now conducted, as conducted at the time of the Closing and as contemplated being conducted thereafter, and, are not infringing upon any person's or company's rights under or with respect to any of the foregoing. Neither the Company nor any of its subsidiaries has received any written communications alleging that the Company or a subsidiary has violated any patent, trademark, service mark, trade name, copyright or trade secret or other proprietary right of any other person or entity.

         3.11 Litigation. Except as set forth on Schedule 3.11, there is no suit, action or proceeding pending or affecting the Company or any of its subsidiaries, nor is there any judgment, decree, injunction, rule or order of any governmental entity or arbitrator outstanding against the Company or any of its subsidiaries.

         3.12 Compliance with Laws. The Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties, which could reasonably be expected to have a Material Adverse Effect.

         3.13 Offering of the Shares. Neither the Company nor any person acting on its behalf has taken or will take any action (including, without limitation, any offering of any securities of the Company under circumstances which would require, under the Securities Act of 1933, as amended (the "Securities Act"), the integration of such offering with the offering and sale of the Securities) which might subject the offering, issuance or sale of the Securities to the registration requirements of the Securities Act.

         3.14 Finder's Fee. The Company represents and warrants that no finders or brokers have been retained or used in connection with the transactions contemplated by this Agreement.

        3.15 Tax Matters. Except as set forth on Schedule 3.15, the Company and each of its subsidiaries has timely filed with the appropriate taxing authority all tax returns required to be filed by it or has timely requested extensions and any such request has been granted and has not expired. Each such tax return is complete and accurate in all respects. All taxes shown as owed by the Company or any of its subsidiaries on any tax return or claimed or asserted to be due, from or with respect to any of them, have been paid, except for taxes being contested in good faith and for which adequate reserves have been taken. The Company and each of its subsidiaries have properly made due and sufficient accruals for all taxes for such periods subsequent to the periods covered by such tax returns as required by GAAP. None of the Company or any of its subsidiaries are being audited or examined by any taxing authority with respect to any tax or is a party to any pending action or proceedings by any taxing authority for assessment or collection of any tax, and no claim for assessment or collection of any tax has been asserted against it or any of its subsidiaries. No claim has been made by any authority in a jurisdiction where the Company or any of its subsidiaries does not file tax returns that it is or may be subject to taxation by that jurisdiction. There is no dispute or claim concerning any tax liability.

         3.16 Environmental Matters. Each of the Company and its subsidiaries has obtained, and now maintains as currently valid and effective, all permits, certificates of financial responsibility, and other governmental authorizations (collectively, "Environmental Permits") that are required to be obtained by the Company or any of its subsidiaries under any state, federal, municipal, foreign or other environmental laws, rules or regulations applicable to any aspect of the Company or such subsidiary, including, but not limited to, in connection with the operation of its businesses and properties ("Environmental Laws"). Each of the Company and its subsidiaries has been in compliance with all terms and conditions of the Environmental Permits and all Environmental Laws and no liability exists under any Environmental Laws or otherwise with respect to prior operations or activities.


                                    SECTION 4
                    PURCHASER REPRESENTATIONS AND WARRANTIES

         The Purchaser represents and warrants to the Company, as follows:

         4.1      Investment Intent.

                  (a) Purchaser has substantial experience in business and financial matters and is capable of evaluating the merits and risks of its investment in the Company and is able to bear the economic risks of its investment.

                  (b) Purchaser is an "accredited investor" as defined in Rule 501(a)(3) of Regulation D of the Securities Act.

                  (c) Purchaser is acquiring the Securities for investment for its own account and not with a view to, or for resale in connection with, any distribution thereof. Purchaser understands that the Securities have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, which depends upon, among other things, the bona fide nature of the investment intent as expressed herein.

                  (d) Purchaser acknowledges that the Securities must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act ("Rule 144") which permit limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions, including the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being through a "broker's transaction" or in a transaction directly with a "market maker" (as provided by Rule 144(f)) and the number of shares being sold during any three-month period not exceeding specified limitations.

         4.2 Corporate Power. Purchaser has all requisite legal and corporate power to execute and deliver this Agreement and to carry out and perform its obligations under the terms of this Agreement.

         4.3 Authorization. The execution, delivery and performance of this Agreement by the Purchaser has been duly authorized by all requisite corporate action, and this Agreement constitutes a valid and binding obligation of Purchaser enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors, and rules of law governing specific performance, injunctive relief or other equitable remedies.

         4.4 Finder's Fee. Purchaser represents and warrants that no finders or brokers have been retained or used in connection with the transactions contemplated by this Agreement.


                                    SECTION 5
                              CONDITIONS TO CLOSING

         5.1 Conditions to Purchaser's Obligations. The obligation of the Purchaser to purchase the Shares at the Closing is subject to the fulfillment to the reasonable satisfaction of the Purchaser, on or prior to the Closing Date, of the following conditions any of which may be waived in writing, in whole or in part, by the Purchaser:

                  (a) The representations and warranties made by the Company in
Section 3 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date;

                  (b) All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects; and

                  (c) The Designation shall have been filed with and accepted by the Colorado Secretary of State.

         5.2 Conditions to Company's Obligations. The Company's obligation to sell and issue the Shares to the Purchaser at the Closing is subject to the fulfillment to the Company's reasonable satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived in writing, in whole or in part, by the Company:

                  (a) The representations and warranties made by the Purchaser in Section 4 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date;

                  (b) All covenants, agreements and conditions contained in this Agreement to be performed by the Purchaser on or prior to the Closing Date shall have been performed or complied with in all material respects; and

                  (c) The Purchaser shall have delivered the Purchase Price to the Company.

                                    SECTION 6
                                    COVENANTS

         6.1 Registration Rights. The Company shall prepare and file with the SEC, as soon as possible after the Closing Date, but no later than sixty (60) days following the Closing Date (the "Required Filing Date"), a Registration Statement on such form as Company deems appropriate, registering for resale by the Purchaser all of the shares of common stock designated as Base Conversion Shares under the Designation, held by the Purchaser upon conversion of Series C Preferred Stock (the "Registration Statement"). The Company will use its best efforts to cause the Registration Statement to be declared effective no later than ninety (90) days after the Closing Date.

         6.2        Failure to Register Shares.

     (a) If the Registration Statement is not filed with the SEC on or before the Required Filing Date, then the Company shall pay Purchaser a late filing penalty (collectively "Late Filing Penalties") on the first day after the Required Filing Date (the "Penalty Due Date"), in an amount equal to five percent (5%) of the Purchase Price. Until the Registration Statement is filed, the Company shall pay the Purchaser an additional five percent (5%) late filing penalty on each one month anniversary date of the Penalty Due Date.

     (b) If the Registration  Statement is not declared  effective within ninety
(90) days of the Closing Date, due to the Company's failure to respond to the SEC's comments then the Company shall pay Purchaser a late effective date penalty (collective "Late Effective Date Penalties") (sometimes Late Filing penalties and Late Effective Penalties are collectively referred to as "Late Penalties"), (i) on the first business day after the Required Effective Date, an amount equal to five percent (5%) of the Purchase Price paid pursuant to this Agreement and (ii) on each subsequent monthly anniversary of the Required Effective Date, if the Registration Statement has not be declared effective on or before such date, an amount equal to five percent (5%) of the Purchase Price paid pursuant to this Agreement.

                  (c) The parties acknowledge that the damages which may be incurred by the Purchaser if the Registration Statement is not filed by the Required Filing Date or if the registration Statement has not been declared effective within a reasonable period of time thereafter, may be difficult to ascertain. The parties agree that the Late Filing Penalties represent a reasonable estimate on the part of the parties, as of the date of this Agreement, of the amount of such damages. The payment of Late Filing Penalties to the Purchaser shall not limit the Purchaser's other rights and remedies hereunder or under any other document entered into in connection herewith.

                  (d) Notwithstanding the foregoing, the amounts payable by the Company pursuant to this provision shall not be payable to the extent any delay in the filing or effectiveness of the Registration Statement occurs because of an act of, or a failure to act or to act timely by, the Purchaser or its counsel if the Company timely forwards to counsel any required documents.

         6.3 Reasonable Best Efforts. Subject to the terms and conditions provided in this Agreement, each of the parties hereto shall use commercially reasonable best efforts to promptly take, or cause to be taken, all actions, and to promptly do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement.

         6.4 Additional Documents and Further Assurances. Each party hereto, at the request of the other party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.


                                    SECTION 7
                                 INDEMNIFICATION

         7.1 Indemnification. The parties hereby agree to indemnify, defend and hold each other and their affiliates harmless from and against any and all costs, losses, liabilities, damages, lawsuits, deficiencies, claims and expenses, including without limitation, interest, penalties, reasonable attorneys' fees and all amounts paid in investigation, defense or settlement of any of the foregoing (incurred in connection with, arising out of, resulting from, or incident to, any breach of any representation or warranty made by such party in this Agreement


                                    SECTION 8
                                  MISCELLANEOUS

         8.1 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to the Company or the Purchaser, upon any breach or default under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character by the Company or the Purchaser of any breach or default under this Agreement, or any waiver by the Company or the Purchaser of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in writing, and all remedies, either under this Agreement, or by law or otherwise afforded to the Company or the Purchaser, shall be cumulative.

         8.2 Waivers and Amendments. This Agreement and the provisions hereof may not be waived or amended except pursuant to a written instrument signed by the required party or parties as aforesaid.

         8.3 Severability. In the event that any provision of this Agreement shall be deemed to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

         8.4 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

         8.5 Notices, Etc. All notices and other communications required or permitted hereunder shall be in writing and shall be delivered either (i) personally, (ii) by facsimile transmission, or (iii) by a nationally recognized overnight courier, in each case with all delivery or postal charges pre-paid, and in each case, addressed attention: President. All notices and communications shall be sent or delivered to the address or fax number, as applicable, for the applicable party as set forth on the signature page of this Agreement, or at such other address or fax number as the applicable party shall have furnished in writing to the other party (or its transferees). Each such notice or communication, addressed and posted as aforesaid, shall for all purposes of this Agreement be treated as effective or having been given (i) when delivered, if delivered personally, (ii) the business day on which the notice or communication is sent, if delivered by facsimile transmission, or (iii) upon the earlier of its receipt or two (2) business days after the business day of deposit with a nationally recognized overnight courier, if delivered by such means.

         8.6 Entire Agreement. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement among the parties with regard to the subject matters hereof and thereof, and supersede any and all prior agreements and understandings among the parties.

         8.7 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California as they apply to contracts entered into and wholly to be performed within such state, and without reference to its principles of conflicts of law or choice of law.

         8.8 Attorneys' Fees. In the event of any litigation in a court of competent jurisdiction arising in connection with this Agreement and the transactions contemplated hereby, the prevailing party in judgment shall be entitled to recover reasonable legal fees and costs in connection with such action including any appeals.

         8.9 Independent Advice of Counsel. THE PARTIES REPRESENT AND DECLARE THAT, IN EXECUTING THIS AGREEMENT, THEY RELIED SOLELY UPON THEIR OWN JUDGMENT, BELIEF AND KNOWLEDGE, AND HAD THE ABILITY TO SEEK THE ADVICE OF THEIR OWN INDEPENDENTLY SELECTED COUNSEL CONCERNING THE NATURE, EXTENT AND DURATION OF THEIR DUTIES AND RIGHTS CONTAINED IN THIS AGREEMENT. THE PARTIES FURTHER REPRESENT AND AGREE THAT THEY HAVE NOT BEEN INFLUENCED BY ANY REPRESENTATIONS OR STATEMENTS CONCERNING ANY MATTERS MADE BY ANY OTHER PARTY OR BY ANY PERSON OR ATTORNEY REPRESENTING ANY OTHER PARTY.

         8.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which together shall constitute one instrument.


                         [Signatures on following page]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first written above.

                                     COMPANY

                                    SONIC JET PERFORMANCE, INC.,
                                    a Colorado corporation


                                    By: /s/ R.S. Madhava
                                        ----------------------------------------
                                          Mandhava Rao Mankal,
                                          Chief Financial Officer

                                    Address: 15662 Commerce Lane
                                             Huntington Beach, CA.  92649
                                             Fax:  (714) 901-8365

                                    PURCHASER

                                    EFUND CAPITAL PARTNERS, LLC


                                    By: /s/ Jeff Conrad
                                        ----------------------------------------
                                           Jeff Conrad, Partner

                                    Address: 301 East Ocean Blvd., Suite 640
                                             Long Beach, CA.  90802
                                             fax:  562-983-0662

      Schedules to Series C Convertible Preferred Stock Purchase Agreement


                                  Schedule 3.3

                               Outstanding Rights

         There are currently outstanding options to purchase an aggregate of 6,667 shares of common stock of the Company.

         Ashford Capital holds ten (10) shares of Series B Convertible Preferred Stock (the "Series B Stock"). Each share of Series B Stock is convertible into two percent (2%) of the outstanding shares of the Company's common stock, on a fully diluted basis, measured at the time of the conversion. The Series B Stock will automatically convert to common stock on the one-year anniversary date of the Series B Convertible Preferred Stock Purchase Agreement entered into between Ashford Capital and the Company in December 2001, or at such earlier date that Ashford Capital voluntarily converts the Series B Stock.

         Prior to the Closing, Sheikh Mohammed Al Rashid, and Encore Capital Management, LLC ("Encore Capital"), the beneficial owner of shares held by JNC Opportunity Fund, Ltd. (the "Opportunity Fund") and JNC Strategic Fund, Ltd. (the "Strategic Fund", and together with "Encore Capital" and the "Opportunity Fund", "Encore"), shall have held, respectively, eighteen percent (18%) and twenty-two percent (22%) equity ownership interests in the Company. If, at the time we have received an aggregate of $500,000 in capital infusions, these percentages will be adjusted to thirteen percent (13%) for Mr. Rashid, and eighteen percent (18%) for Encore (the "Threshold Levels"), Mr. Rashid and Encore shall each be granted a number of shares of common stock which increases their respective percentage ownership interests in the Company's equity securities to the Threshold Levels.

                                  Schedule 3.11

                                   Litigation

Good v. Sonic Jet Performance, Inc.
Weaver and Yamada v. Sonic Jet Performance, Inc.
Wheelan Engineering Co., Inc. v. Sonic Jet Performance, LLC


                                  Schedule 3.15

                                   Tax Matters

The Company is late in filing its 2000 tax returns with the California Department of Taxation, however, is using its best efforts to file such tax returns and pay all amounts due, including late filing penalties, at the earliest practicable date.


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                                    Exhibit A

       Certificate of Designation for Series C Convertible Preferred Stock
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